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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-161239 and 333-119618 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-37398 on Form S-8 and Registration Statement No. 333-163075 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 333-155702 on Form S-3 of our reports dated March 1, 2011, relating to the financial statements and financial statement schedules of SCANA Corporation and subsidiaries and the effectiveness of SCANA Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 1, 2011

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM